Exhibit (b)

Certification

I, Jonathan Gans, Chief Executive Officer and President of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

  1.   The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 27, 2025	/s/ Jonathan Gans
Jonathan Gans, Chief Executive Officer and President (principal executive officer)

Certification

I, Martha Boero, Treasurer of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

  1.   The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 27, 2025	/s/ Martha Boero
Martha Boero, Treasurer (principal financial officer)

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